Exhibit 10.1
PROMISSORY NOTE EXTENSION

         THIS PROMISSORY NOTE EXTENSION ("EXTENSION"), dated as of October 27, 2014, among Texas Jack Oil & Gas Corporation, Inc., a Nevada corporation (the "Company"), and Joan Isaacs, the ("Holder").

         WHEREAS, on September 5, 2013 the Company issued a Demand Note due September 5, 2014, to the Holder in an aggregate principal amount of $5,000 (the "Note");

         WHEREAS, the Company has requested that the Holder extend the payment of the note both in principal and interest until December 5, 2014 as set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

WHEREAS, the Lender has agreed to extend the Repayment Date under the promissory note to December 5, 2014.

1. REPAYMENT DATE . The Lender and the Borrowers agree that the new Repayment Date under the promissory note shall be December 5, 2014.

2. REPAYMENT OF PRINCIPAL AND INTEREST. The Borrower hereby agrees and confirms that all principal and interest and any other amounts payable by the Borrower under the Promissory Note dated September 5, 2013, shall be repaid in full in cash (USD) on or prior to December 5, 2014, unless such amounts are repaid upon such other terms as the Holder may agree in its sole and absolute discretion.

3. Holder agrees to make the payments as specified in Paragraph (2) hereof and understands and agrees that:

(a) All the rights and remedies, stipulations, and conditions contained in said Promissory Note relating to default in the making of payments under the Promissory Note shall also apply to default in the making of said extension of payments hereunder.

(b) All covenants, agreements, stipulations, and conditions in said Promissory Note dated September 5, 2013 shall be and remain in full force and effect, except as herein modified, and none of the Company’s obligations or liabilities under said Promissory Note shall be diminished or released by any provisions hereof, nor shall this Agreement in any way impair, diminish, or affect any of the Holder’s rights under or remedies on the Promissory Note, whether such rights or remedies arise thereunder or by operation of law.

Dated: October 27, 2014	Payee Accepted By: Joan Isaacs
Joan Isaacs

Dated: October 27, 2014	Maker By:
Robert Schwarz as President of
Texas Jack Oil & Gas Corporation